UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2012

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2012, Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”), as issuer and the subsidiaries of Carrols Restaurant Group (the “Guarantors”) entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, governing $150 million principal amount of 11.25% Senior Secured Second Lien Notes due 2018 of Carrols Restaurant Group (the “Notes”) sold in a private placement which was consummated on May 30, 2012, as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

In connection with the sale of the Notes, on May 30, 2012, Carrols Restaurant Group and the Guarantors entered into a Second Lien Security Agreement (the “Second Lien Security Agreement”) with The Bank of New York Mellon Trust Company, N.A. (the “Collateral Agent”), as collateral agent. Pursuant to the Second Lien Security Agreement, Carrols Restaurant Group and the Guarantors pledged and granted to the Collateral Agent for the benefit of itself, the holders of the Notes and the secured parties specified therein, a second lien on and security interest in all of the right, title and interest in substantially all of the assets of Carrols Restaurant Group and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors), subject to certain exceptions as specified in the Second Lien Security Agreement. The foregoing description of does not purport to be complete and is qualified in its entirety by reference to the Second Lien Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On May 30, 2012, Carrols Restaurant Group and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC, as representative on behalf of the initial purchasers, in connection with the sale of the Notes. In general, the Registration Rights Agreement provides that Carrols Restaurant Group and the Guarantors will agree to file, and cause to become effective and within the time periods specified in the Registration Rights Agreement, a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offer to holders of the Notes to exchange the Notes for an issue of notes registered under the Securities Act of 1933, as amended, with terms identical to the Notes (the “Exchange Notes”). In general, under the Registration Rights Agreement, Carrols Restaurant Group will be required to file a registration statement for the Exchange Notes with the SEC within 180 days of May 30, 2012 and will be required to consummate the exchange of the Notes for Exchange Notes within 270 days of May 30, 2012. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated by reference herein.

On May 30, 2012, Carrols Restaurant Group, as borrower, and the Guarantors, as guarantors, entered into a Credit Agreement dated as of May 30, 2012 (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

In connection with the Loan Agreement, on May 30, 2012, Carrols Restaurant Group and the Guarantors entered into a First Lien Security Agreement (the “First Lien Security Agreement”) the Administrative Agent. Pursuant to the First Lien Security Agreement, Carrols Restaurant Group and the Guarantors pledged and granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a first lien on, and security interest in, all of the right, title and interest in substantially all of the assets of Carrols Restaurant Group and the Guarantors, subject to certain exceptions as specified in the First Lien Security Agreement. In addition, under the First Lien Security Agreement all of the outstanding capital stock of the direct and indirect subsidiaries of Carrols Restaurant Group was pledged as security to the Administrative Agent for the benefit of the secured parties. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Lien Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

On May 30, 2012, Carrols Restaurant Group, Carrols LLC (“Carrols LLC”), an indirect wholly-owned subsidiary of Carrols Restaurant Group, and Burger King Corporation (“BKC”) entered into Amendment No.1 to the Asset Purchase Agreement (“Amendment No. 1”) which amends the Asset Purchase Agreement (the “Purchase Agreement”) dated as of March 26, 2012 among Carrols Restaurant Group, Carrols LLC and BKC. Amendment No. 1 is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

On May 30, 2012, Carrols LLC and BKC entered into an Operating Agreement (the “Operating Agreement”). A summary of the Operating Agreement is set forth in Carrols Restaurant Group’s Current Report on Form 8-K filed with the SEC on March 28, 2012 and is incorporated by reference herein. The Operating Agreement is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

On May 30, 2012, Carrols Restaurant Group and BKC entered into a Registration Rights Agreement (the “BKC Registration Rights Agreement”). A summary of the BKC Registration Rights Agreement is set forth in Carrols Restaurant Group’s Current Report on Form 8-K filed with the SEC on March 28, 2012 and is incorporated by reference herein. The BKC Registration Rights Agreement is attached as Exhibit 4.2 to Carrols Restaurant Group’s Current Report on Form 8-K filed with the SEC on March 28, 2012 and is incorporated by reference herein.

On May 30, 2012, Carrols Restaurant Group entered into a First Amendment to the Voting Agreement (the “Voting Agreement Amendment”) with Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC. The Voting Agreement Amendment is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2012, Carrols LLC repaid all outstanding borrowings and other obligations under its existing senior credit facility which was governed by the Credit Agreement (the “Carrols LLC Loan Agreement”), dated as of August 5, 2011, as amended, by and among Carrols LLC, Wells Fargo Bank, National Association, as administrative agent, M&T Bank, as syndication agent, Regions Bank, as documentation agent and the lenders party thereto. On May 30, 2012, Carrols LLC terminated the Carrols LLC Loan Agreement and all instruments and documents related thereto. All outstanding obligations under the Carrols LLC Loan Agreement were repaid with a portion of the net proceeds from the issuance and sale of $150 million principal amount of the Notes.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 30, 2012, Carrols Restaurant Group completed the acquisition (the “Acquisition”) of 278 of BKC’s company-owned Burger King® restaurants located in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia (the “Acquired Restaurants”) for a 28.9% equity ownership interest in Carrols Restaurant Group (subject to the limitations described below), certain cash payments payable at the closing of the transaction of approximately $2.9 million (subject to adjustment) for cash on hand and inventory at the Acquired Restaurants and other cash payments of approximately $13.3 million with approximately $9.6 million to be paid at closing of the transaction and with the balance to be paid over five years by Carrols LLC to BKC. The cash payment of approximately $13.3 million is for refranchising fees, for BKC’s assignment of its right of first refusal on franchisee restaurant transfers in 20 states and certain other rights granted to Carrols LLC pursuant to the Operating Agreement.

The unaudited condensed combined pro forma financial statements of Carrols Restaurant Group, together with the related notes thereto, giving effect to the spin-off of Fiesta Restaurant Group, Inc. (which was completed on May 7, 2012), the Acquisition, the issuance and sale of $150 million principal amount of the Notes, and the use of proceeds with respect thereto is attached hereto as Exhibit 99.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On May 30, 2012, Carrols Restaurant Group and the Guarantors entered into the Indenture with the Trustee governing the Notes. The Indenture provides that the Notes will mature on May 15, 2018 and will bear interest at the rate of 11.25% per annum, payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2012. The entire principal amount of the Notes will be due and payable in full on the maturity date. The Indenture further provides that Carrols Restaurant Group may redeem some or all of the Notes at any time after May 15, 2015 at the redemption prices described therein. In addition, the Indenture also provides that Carrols Restaurant Group may redeem up to 35% of the Notes using the proceeds of certain equity offerings completed before May 15, 2015. The Indenture also provides that Carrols Restaurant Group must offer to purchase the Notes if it sells certain of its assets or if specific kinds of changes in control occur, all as set forth in the Indenture. The Notes are secured by second-priority liens on substantially all of Carrols Restaurant Group’s and the Guarantors’ assets (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Second Lien Security Agreement (subject to certain exceptions as specified therein), subject to an intercreditor agreement with the Administrative Agent acting on behalf of the Lenders with respect to the First Lien Security Agreement, and will be guaranteed by each of Carrols Restaurant Group’s existing and future Restricted Subsidiaries (as defined in the Indenture). The Indenture contains certain covenants that limit the ability of Carrols Restaurant Group and the Guarantors to, among other things: incur indebtedness or issue preferred stock; incur liens; pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments; sell assets; agree to payment restrictions affecting Restricted Subsidiaries (as defined in the Indenture); enter into transaction with affiliates; or merge, consolidate or sell substantially all of the assets. Such restrictions are subject to certain exceptions and qualifications all as set forth in the Indenture. The foregoing description of does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Carrols Restaurant Group used (or will use) the net proceeds of the offering of the Notes to (i) repay all outstanding borrowings under the Carrols LLC Loan Agreement (including accrued and unpaid interest) and the settlement of a pre-existing interest rate swap agreement, (ii) pay certain cash payments due upon the closing of the Acquisition, (iii) fund the remodel of acquired and existing Burger King restaurants in accordance with the terms of the Acquisition, (iv) pay related fees and expenses and (v) for working capital and general corporate purposes.

On May 30, 2012, Carrols Restaurant Group and the Guarantors entered into the Loan Agreement. The Loan Agreement provides for a revolving credit facility of $20.0 million (including a sublimit of up to $15.0 million for letters of credit). The Loan Agreement also provides that Carrols Restaurant Group has the right to request the Lenders (although they are under no obligation to make any such loans) for incremental revolving credit borrowing increases of up to $25.0 million, in the aggregate, in accordance with the terms specified in the Loan Agreement. The Loan Agreement matures on May 30, 2017. Carrols Restaurant Group will use any borrowings under the Loan Agreement to finance ongoing working capital requirements and other general corporate purposes. Carrols Restaurant Group did not make any revolving credit borrowings under the Loan Agreement at closing on May 30, 2012.

Under the Loan Agreement, Carrols Restaurant Group has cash collateralized and secured, with cash deposited in an account with the Administrative Agent, the entire committed amount under the Loan Agreement (currently $20.0 million) until the date on which its Adjusted Leverage Ratio (as defined in the Loan Agreement) is less than 6.00x for two consecutive fiscal quarters (the “Cash Collateral Release Date”).

Prior to the Cash Collateral Release Date, borrowings under the Loan Agreement will bear interest at a rate per annum, at Carrols Restaurant Group’s option, of (i) the Alternate Base Rate (as defined in the Loan Agreement) plus the applicable margin of 0.75% or (ii) the LIBOR Rate (as defined in the Loan Agreement) plus the applicable margin of 1.75%. Following the Cash Collateral Release Date, borrowings under the Loan Agreement will bear interest at a rate per annum, at Carrols Restaurant Group’s option, of (i) the Alternate Base Rate (as defined in the Loan Agreement) plus the applicable margin of 2.50% to 3.25% based on Carrols Restaurant Group’s Adjusted Leverage Ratio (as defined in the Loan Agreement) or (ii) the LIBOR Rate (as defined in the Loan Agreement) plus the applicable margin of 3.5% to 4.25% based on Carrols Restaurant Group’s Adjusted Leverage Ratio.

Carrols Restaurant Group’s obligations under the Loan Agreement are secured by first priority liens on substantially all of the assets of Carrols Restaurant Group and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the First Lien Security Agreement.

Under the Loan Agreement, Carrols Restaurant Group will be required to make mandatory prepayments of borrowings in the event of dispositions of assets, debt issuances and insurance and condemnation proceeds (all subject to certain exceptions).

The Loan Agreement contains certain covenants, including, without limitation, those limiting Carrols Restaurant Group’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in all material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends. In addition, the Loan Agreement requires Carrols Restaurant Group to meet certain financial ratios, including Fixed Charge Coverage Ratio and Adjusted Leverage Ratio (all as defined under the Loan Agreement).

Under the Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, judgments or upon the occurrence of a change of control (as specified therein). The foregoing description of does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On May 30, 2012, in connection with the Acquisition, Carrols Restaurant Group issued 100 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to BKC pursuant to a Certificate of Designation dated as of May 29, 2012 (the “Certificate of Designation”) as further described in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” which is incorporated by reference in this Item 3.03.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 30, 2012, pursuant to the Purchase Agreement, Daniel Schwartz, the Chief Financial Officer of BKC and Steven M. Wiborg, BKC’s President, North America, began serving as Class A Members of Carrols Restaurant Group’s Board of Directors subject to the terms of the Certificate of Designation. Messrs. Schwartz and Wiborg have been appointed to the Carrols Restaurant Group Board of Directors pursuant to BKC’s right to board rights as set forth in the Certificate of Designation, which is further described in Item 5.03 below and is incorporated by reference herein. Other than their roles as executive officers of BKC, which owns 28.9% of Carrols Restaurant Group’s equity interests, in the form of Series A Preferred Stock, Messrs. Schwartz and Wiborg do not have any other relationships with Carrols Restaurant Group that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 30, 2012, in connection with the Acquisition, Carrols Restaurant Group issued 100 shares of Series A Preferred Stock to BKC pursuant to a Certificate of Designation filed with the Secretary of State of Delaware on May 29, 2012 as part of Carrols Restaurant Group’s Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, which is convertible into 28.9% of the outstanding shares of Carrols Restaurant Group’s common stock (the “Conversion Shares”) on a fully diluted basis after giving effect to the issuance of the Series A Preferred Stock, subject to certain restrictions limiting the conversion of the Series A Preferred Stock and the issuance of the Conversion Shares to an amount of shares of Carrols Restaurant Group common stock not to exceed 19.9% of the outstanding shares of Carrols Restaurant Group’s common stock as of the date of issuance. A summary of the Certificate of Designation is set forth in Carrols Restaurant Group’s Current Report on Form 8-K filed with the SEC on March 28, 2012 and is incorporated by reference herein.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 7.01. REGULATION FD DISCLOSURE

The unaudited condensed pro forma statements of operations of Carrols Restaurant Group for the fiscal years ended December 31, 2009 and 2010, the unaudited condensed combined pro forma statements of operations of Carrols Restaurant Group for the three months ended March 31, 2011 and 2012 and the fiscal year ended December 31, 2011 and the unaudited condensed combined pro forma balance sheet of Carrols Restaurant Group as of March 31, 2012 are filed as Exhibit 99.1 hereto and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The audited Statements of Assets Acquired and Liabilities Assumed for the Acquired Restaurants for the twelve-months ended December 31, 2010 and 2011 and the Statements of Revenues and Direct Operating Expenses for the Acquired Restaurants for the year ended December 31, 2009, the period from January 1, 2010 to October 18, 2010, the period from October 19, 2010 to December 31, 2010 and the year ended December 31, 2011 and the Statements of Assets Acquired and Liabilities Assumed for the Acquired Restaurants for the three-months ended March 31, 2012 and the year ended December 31, 2011 and the Statements of Revenues and Direct Operating Expenses for the Acquired Restaurants for the three-months ended March 31, 2012 and 2011 (collectively, the “Special Purpose Financial Statements”) are filed as Exhibit 99.2 to Carrols Restaurant Group’s Current Report on Form 8-K filed with the SEC on May 18, 2012 and are incorporated by reference herein. Financial statements for the Acquired Restaurants prepared in accordance with the requirements of Rule 3-05 of Regulation S-X with respect to the Acquired Restaurants are not available and are not presented because the Acquired Restaurants represent a small portion of the business of BKC, the current owner of the Acquired Restaurants, and BKC has not prepared separate financial statements for the Acquired

Restaurants, nor has it accounted for or managed the Acquired Restaurants separately from its other restaurants. Financial statements for the Acquired Restaurants prepared in accordance with the requirements of Rule 3-05 of Regulation S-X cannot be provided without unreasonable effort and expense. The omission of the financial statements for the Acquired Restaurants prepared in accordance with the requirements of Rule 3-05 of Regulation S-X in this Form 8-K will not have a material impact on an investor’s understanding of Carrols Restaurant Group’s financial results and condition and related trends.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(d) Exhibits

3.1	Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock

4.1	Indenture governing the 11.25% Senior Secured Second Lien Notes due 2018, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 11.25% Senior Secured Second Lien Note due 2018 (incorporated by reference to Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and Wells Fargo Securities, LLC

10.1	Second Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent

10.2	First Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent

10.3	Amendment No. 1 to Asset Purchase Agreement, dated as of May 30, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation

10.4	Operating Agreement, dated as of May 30, 2012, between Carrols LLC and Burger King Corporation

10.5	First Amendment to the Voting Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC

10.6	Credit Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent

99.1	Unaudited Condensed Combined Pro Forma Financial Information of Carrols Restaurant Group, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: June 1, 2012

By: /s/ Paul R. Flanders

Name: Paul R. Flanders

Title:   Vice President, Chief Financial Officer and Treasurer